UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report February 22, 2023
(Date of earliest event reported)

Enservco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14133 County Road 9½
Longmont, Colorado 80504

(Address of principal executive offices) (Zip Code)

(303) 333-3678
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ENSV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 22, 2023, the Enservco Corporation, a Delaware corporation (the “Company”) entered into the Securities Purchase Agreement with certain investors (“Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a best-efforts public offering (the “Offering”) (i) 3,900,000 shares of Company common stock, (ii) pre-funded warrants to purchase 3,100,000 shares of Company common stock and (iii) common warrants to purchase 7,000,000 shares of Company common stock. The shares of common stock, or pre-funded warrants in lieu thereof, and the common warrants were sold in units, with each unit consisting of one share of common stock or one pre-funded warrant in lieu thereof and one common warrant. Each unit comprised of common stock and common warrants were sold at a per unit price of $0.50. Each unit comprised of pre-funded warrants and common warrants were sold at a per unit price of $0.495, which represents the same per unit price less the $0.005 per share exercise price of the pre-funded warrants. The Common Warrants are exercisable at a price of $0.55 per share, and have a five year term.

The Securities Purchase Agreement contains customary conditions to closing, representations and warranties of the Company, and termination rights of the parties, as well as certain indemnification obligations of the Company and ongoing covenants of the Company. Pursuant to the Securities Purchase Agreement, the Company has also agreed not to offer, issue, sell, contract to sell, or grant any option for the sale of or otherwise dispose of the Company’s securities for a period of 90 days following the closing of the Offering. The Company has further agreed not to enter into any variable rate transaction for a period of 12 months following the closing of the Offering; provided, however, that this restriction only applies from the date of the Securities Purchase Agreement until the six (6) months following the closing date of the offering with respect to an at-the-market offering.

The Offering closed on February 27, 2023. The aggregate gross proceeds from the Offering are approximately $3,500,000.00 before deducting Placement Agent fees and other offering expenses payable by the Company. The Company currently intends to use the net proceeds from the Offering for general corporate purposes, which may include repayment of debt, and potential acquisitions.

A.G.P./Alliance Global Partners acted as the sole placement agent (the “Placement Agent”) on a “reasonable best efforts” basis in connection with the Offering pursuant to a Placement Agency Agreement, dated February 22, 2023, by and between the Company and the Placement Agent (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Company paid the Placement Agent a cash fee of six percent (6%) of the gross proceeds of the Offering. The Company also paid expenses of accountable legal fees and other reasonable and documented out-of-pocket expenses incurred by the Placement Agent in connection with the Offering in the amount of $80,000, and non-accountable expenses equal to $15,000.

The Shares, the Pre-Funded Warrants, and the Common Warrants and the underlying shares of common stock were offered and sold pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333- 269265), which was initially filed on January 17, 2023, amended on February 7, 2023, February 10, 2023, and February 13, 2023, and declared effective on February 14, 2023 by the Securities and Exchange Commission.

The foregoing descriptions of the Placement Agency Agreement, Securities Purchase Agreement, Pre-Funded Warrant, and Common Warrant do not purport to be complete, and are qualified in their entirety by reference to the full text of each document, which are attached as exhibits to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 8.01 Other Events

On February 23, 2023, the Company issued a press release announcing the Offering. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1/A (File No.333- 269265) filed on February 7, 2023)
4.2	Form of Common Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-269265) filed on February 7, 2023)
10.1	Placement Agency Agreement (incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-269265) filed on February 7, 2023)
10.2	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1/A (File No. 333-269265) filed on February 13, 2023)
99.1	Press Release dated February 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on February 28, 2023.

Enservco Corporation

By:	/s/ Richard A. Murphy
Richard A. Murphy, Executive Chair and CEO